UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2018 (March 8, 2018)

GUGGENHEIM CREDIT INCOME FUND 2018 T
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01206	37-1826285
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 739-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Trustees or Certain Officers; Election of Trustees; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2018, Paul S. Saint-Pierre resigned, effective as of March 31, 2018, from his positions as Chief Financial Officer, Secretary, and Treasurer of the Guggenheim Credit Income Fund 2018 T (the "Company"). Mr. Saint-Pierre’s decision to resign is not the result of any disagreement with the Company, its advisor or their affiliates regarding their operations, policies, practices or otherwise.

On March 8, 2018, Robert F. Amweg resigned, effective as of March 31, 2018, from his position as Chief Compliance Officer of the Company. Mr. Amweg’s decision to resign is not the result of any disagreement with the Company, its advisor or their affiliates regarding their operations, policies, practices or otherwise.

On March 8, 2018, the Board of Trustees appointed Brian S. Williams as Chief Financial Officer and Treasurer of the Company effective as of April 1, 2018. Mr. Williams, age 35, serves as Director of Guggenheim Investments and has been with Guggenheim Investments since 2017.

Mr. Williams is a Director for Guggenheim Investments and is responsible for the oversight of finance, accounting and fund administration for the business development companies. He joined Guggenheim in September 2017. Prior to September 2017, Mr. Williams served as First Vice President and BDC Chief Accounting Officer for W. P. Carey Inc., where he was responsible for accounting, finance and financial reporting for business development companies. Mr. Williams previously served as Vice President at W. P. Carey Inc., overseeing controllership functions for several real estate investment trusts with a focus on accounting for real estate transactions, lease accounting and purchase price allocations. Mr. Williams holds a BS in Accountancy from Villanova University and an MBA from the New York University Stern School of Business. He has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.

On March 8, 2018, the Board of Trustees appointed Amy J. Lee as Secretary of the Company effective as of April 1, 2018. Ms. Lee, age 56, serves as Senior Managing Director of Guggenheim Partners, LLC and has been with Guggenheim Partners, LLC since 2012.

Ms. Lee is responsible for legal services provided to Guggenheim's retail asset management business, which includes the Master Fund and the Feeder Funds. She also serves as a member of the Board of Trustees and the Chief Legal Officer for certain funds in Guggenheim’s fund complex. Prior to joining Guggenheim, she served as Associate General Counsel, Vice President and Assistant Secretary of Security Benefit Corporation ("Security Benefit") from January 1987 to 2012. Ms. Lee was responsible for legal services provided to Security Benefit's asset management line of business, including legal services provided to its investment adviser and broker-dealer affiliates. Ms. Lee received a B.A. from the University of Kansas and a J.D. from the University of Kansas School of Law. She holds FINRA Series 7 and 24 licenses.

On March 8, 2018, the Board of Trustees appointed Joanna M. Catalucci as Chief Compliance Officer and Anti-Money Laundering Officer of the Company effective as of April 1, 2018. Ms. Catalucci, age 51, serves as Senior Managing Director of Guggenheim Investments and has been with Guggenheim Investments since 2012.

Ms. Catalucci is a Senior Managing Director with compliance for Guggenheim Investments.  In this role, she leads the strategic direction of the comprehensive compliance program for the registered mutual funds focusing on the compliance requirements of the investment advisors, products and distribution specific to the Intermediary business.  Before joining Guggenheim, Ms. Catalucci served as senior vice president and chief compliance officer of RydexSGI for 12 years. In this role, Ms. Catalucci oversaw the compliance programs for Rydex|SGI’s investment advisor, mutual funds and ETFs. Before joining Rydex|SGI in 2000, Ms. Catalucci served as vice president of fund administration for Chase Global Fund Services Co., where she was responsible for compliance for the Morgan Stanley Dean Witter group of funds. Before that, she served as an audit supervisor at PriceWaterhouseCoopers, LLP. Ms. Catalucci holds a B.S. degree in accounting from Merrimack College in Andover, MA.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GUGGENHEIM CREDIT INCOME FUND 2018 T

Date: March 14, 2018	By:	/s/ Paul S. Saint-Pierre
PAUL S. SAINT-PIERRE
Chief Financial Officer and Secretary